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                                                                     EXHIBIT 4.9



                         REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), is entered into as of September 2, 1997 by and between FPA MEDICAL MANAGEMENT, INC., a Delaware corporation (the "Company"), and the persons and entities listed on the signature pages hereto (individually, a "Shareholder," and collectively, the "Shareholders"),

                              W I T N E S S E T H:

         WHEREAS, the Company, Sterling Healthcare Group, Inc., a Florida corporation and wholly owned subsidiary of the Company ("Sterling"), EMC Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Sterling, Emergency Medical Care Incorporated, a Missouri corporation ("EMC"), and one of the Shareholders of EMC have entered into that certain Agreement and Plan of Merger dated as of August 2, 1997 (the "Merger Agreement"), in which, in consideration for the sale of the Shareholders' outstanding shares of capital stock of EMC to the Company, the Shareholders are to receive, among other things, shares of Common Stock, par value $0.002 per share, of the Company (the "Common Stock"), which shares are not registered under the Securities Act, as defined below; and

         WHEREAS, the parties hereto wish to enter into this Agreement to provide for the registration of such shares of Common Stock;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Shareholders hereby agree as follows:

         Article 1.  Registration.

         1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

         (a)  "Advice":  See the last paragraph of Section 2.2.

         (b) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         (c)  "Effectiveness Period":  See Section 2.1(a).

         (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

         (e) "Holder" shall mean the Shareholders, and any transferee or subsequent transferee of Registrable Securities originally issued to the Shareholders (other than a transferee who purchases the



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Registrable Securities in a sale effected pursuant to any Registration
Statement).

         (f) "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, including, without limitation, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

         (g) "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         (h) "Registrable Securities" shall mean shares of Common Stock issued to the Shareholders pursuant to the Merger Agreement; provided, however, that Registrable Securities shall not include any such shares of Common Stock which have been sold under an effective Registration Statement by Shareholder.

         (i)  "Registration Expenses":  See Section 2.3.

         (j) "Registration Statement" shall mean any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         (k) "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

         (l) "Rule 415" shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

         (m) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

         2.  Registration.



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         2.1  Piggy Back Registration Rights.  (a)  If at any time during the period commencing on the Effective Time (as defined in the Merger Agreement) and ending on the earliest to occur of the following: (i) all Registrable Securities have been sold under a Registration Statement, or (ii) Holders no longer hold any Registrable Securities or (iii) all Registrable Securities held by Holders may be sold in compliance with Rule 144 (the "Effectiveness Period"), the Company proposes to register any of its securities under the Securities Act on any form for the registration of securities under the Securities Act, whether or not for its own account (other than by a registration statement on Form S-4 or Form S-8 or other form which does not include substantially the same information as would be required in a form for the general registration of securities or would not be available for the Registrable Securities) (a "Piggy Back Registration"), it shall as expeditiously as possible give written notice to the Holders of its intention to do so and of the Holders' rights under this Section 2. (Such rights are referred to hereinafter as "Piggy Back Registration Rights.") Upon the written request of the Holders made within five (5) business days after receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by the Holders, excluding however, Registrable Securities covered by a Registration Statement which has been declared effective under the Securities Act), the Company shall include in the Registration Statement the Registrable Securities which the Company has been so requested to register by the Holders and the Company shall use reasonable efforts to prepare and file with, and have declared effective by, the Commission a Registration Statement with respect to all of the Registrable Securities. The Company shall use reasonable efforts to maintain the effectiveness of any Registration Statement covering Registrable Securities for the period necessary for the Holders to effect the proposed sale or other disposition (but in no event for a period greater than 90 days).

         (b) If at any time after giving written notice of its intention to register any securities in a Piggy Back Registration but prior to the effective date of the related Registration Statement, the Company shall determine for any reason not to register such securities, the Company shall give written notice of such determination to the Holders and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such Piggy Back Registration.

         (c) If a Piggy Back Registration involves an offering by or through one or more underwriters, then the Holders, provided they have requested to have Registrable Securities included in the Company's Registration Statement, shall agree to sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to other selling shareholders and enter into an underwriting agreement with such underwriters containing customary representations and warranties.

         (d) The Registration Statement filed in accordance with this Section may include other securities of the Company with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

         (e) If a Piggy Back Registration involves an offering by or through one or more underwriters, the Company shall not be required to include Registrable Securities therein if and to the extent the underwriter managing the offering reasonably believes in good faith and advises the Company (which in turn advises the Holders) that such inclusion would materially adversely affect such offering. In the event that less than all Registrable Securities are to be included in a Registration Statement as a result of the provisions of this Section 2.1(e), (i) all shares of Common Stock to be offered pursuant to such Registration Statement by stockholders not holding contractual registration rights shall first be excluded and (ii) thereafter, to the extent necessary, the number of shares of Common Stock, if any,





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to be offered for the accounts of Holders and other stockholders of the Company holding contractual registration rights shall be reduced pro rata on the basis of the relative number of shares of Common Stock held by each stockholder that are registrable pursuant to contractual registration rights to the number recommended by such managing underwriter.

         2.2 Registration Procedures. In connection with the Company's registration obligations under Section 2.1 hereof, the Company shall effect such registration to permit the sale of the Registrable Securities in accordance with the method or methods of disposition thereof intended by the Holder, and pursuant thereto the Company shall as expeditiously as practicable (and any obligations of the Company relating to Registrable Securities shall extend to Registrable Securities covered by an effective Registration Statement, all of which have not yet been sold):

         (a) Before filing any Registration Statement or Prospectus or any amendments or supplements thereto (other than documents that would be incorporated or deemed to be incorporated therein by reference and that the Company is required by applicable securities laws or stock exchange requirements to file), furnish to the Holders copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and their counsel, if any, and the Company shall not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (other than such documents which, upon filing, would be incorporated or deemed to be incorporated by reference therein and that the Company is required by applicable securities laws or stock exchange requirements to file) to which the Holders of a majority of the securities covered by such Registration Statement shall reasonably object on a timely basis. In the event of any such objection, the Holders shall provide the Company with any required revisions to such prospectus or supplement within ten (10) days of such objection.

         (b) Prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2.1(a); cause the related Prospectus to be amended or supplemented by any required Prospectus amendment or supplement, and as so amended or supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the methods of disposition intended by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

         (c)  Notify the Holders promptly, and confirm such notice in writing,
(i) when a Prospectus or any Prospectus supplement or post- effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the existence of any fact or the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Registration Statement, Prospectus or





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documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

         (d) Use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

         (e) If reasonably requested by the Holders of a majority of the securities being sold, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the Company or the Holders of a majority of such securities agree should be included therein as required by applicable law, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to any Registration Statement consistent with clause (i) or (ii) above; provided, that the Company shall not be required to take any actions under this paragraph that are not, in the opinion of outside counsel for the Company, in compliance with applicable law.

         (f) Furnish to each Holder and its counsel, if any, upon written request and without charge, at least one conformed copy of the Registration Statement or Statements and any post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, unless requested in writing by such Holder or counsel).

         (g) Deliver to each Holder and its counsel, if any, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request in writing; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

         (h) Use all reasonable efforts to register and qualify the Registrable Securities under (or obtain exemption from) the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the applicable period set forth in
Section 2.1(a) and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

         (i) Cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of any Holder or Holders, in





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which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable such Holder or Holders to consummate the disposition of such Registrable Securities.

         (j) Within five (5) days following the occurrence of any event contemplated by paragraphs 2.2(c)(v) or 2.2(c)(vi) above, prepare and file with the Commission a supplement or post-effective amendment to each Registration Statement or an amendment or supplement to the related Prospectus or any document incorporated therein by reference or file any other required document (such as a Current Report on Form 8-K) so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the five-(5) day period may be extended by an additional 30 days if in the good faith judgment of the Board of Directors of the Company, such amended or supplemental disclosures would be seriously detrimental to the Company at such time and the Board of Directors concludes that it is essential not to make such amended or supplemental disclosures and the Company shall furnish to the Holders a certificate signed by the President of the Company certifying thereto; provided further that the Company may not extend such period more than once in any twelve-month period.

         (k) If necessary in connection with a disposition of Registrable Securities, make available for inspection, at the offices where normally kept during reasonable business hours, by a representative of any Holder and any attorney or accountant retained by such Holder, financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as they may reasonably request, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, attorney or accountant in connection with such disposition; provided, that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents shall be kept confidential by such Persons, and such Persons shall so agree in writing, unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities or (iii) disclosure of such records, information or documents is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act).

         (l) Comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12 month period (or 90 days after the end of any 12 month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company, after the effective date of a Registration Statement, which statements shall cover said 12 month periods.

         (m) Enter into such agreements and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities.

         (n) Unless any Registrable Securities shall be in book-entry only form, cooperate with the Holders and transfer agent and registrar to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such





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Registrable Securities to be in such denominations and registered in such names as a Holder may request.

         (o) Cause the Common Stock to be listed on each securities exchange or quotation system on which the Company's Common Stock is then listed no later than the date the Registration Statement is declared effective and, in connection therewith, to the extent applicable, to make any required filings under the Exchange Act and to have such filings declared effective thereunder.

         The Company may require a Holder, and each Holder agrees, to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Holder if such Holder unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

         Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraphs 2.2(c)(ii), 2.2(c)(iii), 2.2(c)(iv), 2.2(c)(v) or 2.2(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by the applicable Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph 2.2(j) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. The Company agrees to give the Advice promptly after it determines that the use of the applicable Prospectus may be resumed.

         2.3 Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any of the Registration Statements become effective and whether or not any of the Registrable Securities are transferred pursuant to the Registration Statement. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to designation of the Registrable Securities as eligible for trading on The Nasdaq Stock Market's National Market, and (B) of compliance with securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and counsel for the Holders in connection with the Registration Statement (provided that the Company shall not be liable for the reasonable fees and expenses of more than one separate firm for all parties other than the Company participating in any transaction hereunder), (v) reasonable fees and disbursements of all independent certified public accountants, (vi) Securities Act liability insurance if the Company so desires such insurance, and (vii) fees and expenses of all other Persons retained by the Company. In addition, the Company will, in any event, bear its own internal expenses





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(including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities issued by the Company are then listed and the fees and expenses of any Person, including special experts, retained by the Company. The Holders shall pay all underwriting or brokerage commissions and discounts, if any, associated with the Registrable Securities being sold by the Holders pursuant to the Piggy Back Registration.

         3.  Indemnification.

         (a) To the maximum extent permitted by law, the Company will indemnify and hold harmless each Holder of such Registrable Securities and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse each such Holder or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, expense, liability or action to the extent that it arises out of or is based upon a Violation which arises out of or is based upon information furnished in writing for use in connection with such registration by any such Holder or controlling person; provided, further, that the Company will not be liable to any Holder or controlling person with respect to any loss, claim, damage, expense or liability arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in any preliminary prospectus which is corrected in an amended, supplemented or final prospectus if the purchaser asserting such loss, claim, damage, expense or liability purchased from such Holder and was not sent or given a copy of such amended, supplemented or final prospectus at or prior to the sale of Registrable Securities to such purchaser.

         (b) To the maximum extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the Registrable Securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company and each person who controls the Company within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation arises out of or is based upon information furnished in writing by such Holder for use in connection with





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such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. Each Holder's liability under this paragraph shall not exceed the net proceeds actually received by such Holder from the sale of Registrable Securities held by such Holder included in such registration, qualification or compliance.

         (c) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). Without limiting the generality of the foregoing, the Indemnified Party may withhold its consent to any such counsel who also acts as counsel to the Indemnifying Party (with respect to such claim or otherwise) and the Indemnified Party reasonably believes that there exists a conflict of interest between the Indemnified Party and the Indemnifying Party, with respect to such claim or litigation. In such event, the Indemnifying Party shall bear the expense of another counsel who shall represent the Indemnified Party and any other persons or entities who have indemnification rights from the Indemnifying Party hereunder, with respect to such claim or litigation, and shall be selected as provided in the first sentence of this paragraph. The Indemnified Party may participate in such defense at such party's expense (except to the extent that the Indemnifying Party is required to pay the expense of such counsel pursuant to this paragraph). The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

         (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Holder's liability under this paragraph shall not exceed the net proceeds actually received by such Holder from the sale of Registrable Securities held by such Holder included in the relevant registration, qualification or compliance.





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         4.  Information Requirements

         (a) The Company shall file in a timely manner the reports required to be filed by it under the Securities Act and the Exchange Act, and if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act. The Company further covenants that it will cooperate with any Holder and take such further action as such Holder may reasonably request (including without limitation making such representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements.

         (b) The Company shall file in a timely manner the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to Form S-3 in order to allow the Company to be eligible to file registration statements on Form S-3.

         5.  Miscellaneous.

         5.1 No Inconsistent Agreements. The Company has not entered, as of the date hereof, and shall not enter, on or after the date of this Agreement, any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement [except for that certain Registration Rights Agreement to be entered into by and among the Company and certain of the stockholders of Health Partners, Inc.].

         5.2 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of each Holder.

         5.3 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by facsimile transmission or (iii) one business day after being deposited with a reputable next-day courier, charges prepaid, to the parties as follows:

                 (a) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section (or, if no such address has been furnished by such Holder, to such Holder in care of Patrick D. Barron at 2002 Kehrsboro Drive, Clarkson Valley, Missouri 63005); and

                 (b)      if to the Company,

                          FPA Medical Management, Inc.
                          3636 Nobel Drive, Suite 200
                          San Diego, California  92122
                          Attn:  James A. Lebovitz, Esq.
                          Facsimile No.:  (619) 453-1941
or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

         5.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. The Company may not assign its rights or obligations hereunder without the prior written consent of Holders of a majority of the Registrable Securities.

         5.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         5.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         5.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, as applied to contracts made and performed within the State of California, without regard to principles of conflicts of laws.

         5.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         5.9 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Common Stock issued to Shareholder pursuant to the Merger Agreement. Except as provided in the Merger Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Common Stock. This Agreement supersedes all prior agreements and understandings among the parties with respect to such registration rights.

         5.10 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         5.11 Further Assurances. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby.

         5.12 Termination. This Agreement and the obligations of the parties hereunder shall terminate at the end of the Effectiveness Period, except for any liabilities or obligations under Sections 2.3 or 3 or the proviso of paragraph 2.2(k) above, which shall remain in effect in accordance with their terms.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                       FPA Medical Management, Inc.



                                       By /s/ James A. Lebovitz
                                         ---------------------------------------

                                       Title Senior Vice President and Secretary
                                            ------------------------------------


                                       Shareholders:

                                       /s/ Patrick D. Barron
                                       -----------------------------------------
                                       /s/ Cathryn E. Barron - Trustee
                                       -----------------------------------------
                                       /s/ Cathryn E. Barron - Trustee
                                       -----------------------------------------